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                                                                    EXHIBIT 99.1



                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of T/R Systems, Inc. (the "Company") on form 10-K for the year ending January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.


Date: April 17, 2003



/s/ Michael E. Kohlsdorf
------------------------
Michael E. Kohlsdorf
Chief Executive Officer



/s/ Lyle W. Newkirk
-----------------------
Lyle W. Newkirk
Chief Financial Officer



The foregoing certifications are being furnished solely pursuant to 18 U.S.C.
Section 1350 and are not being filed as part of the Report or as a separate disclosure document.